EXHIBIT 2.3

                                     FORM 3

                                      13064
                                   Company No.

                            COMPANIES ACT OF BARBADOS
                          CERTIFICATE OF INCORPORATION

                       ENERGY VENTURES INTERNATIONAL INC.
                                 Name of Company

I hereby certify that the above-mentioned Company, the Articles of Incorporation of which are attached, was incorporated under the Companies Act of Barbados.


                                                  /s/

                                                  Registrar of Companies
                                                  97/01/02

                                                  Date of Incorporation

                                     FORM I

                            COMPANIES ACT OF BARBADOS

                                   (Section 5)
                            ARTICLES OF INCORPORATION

  Name of Company                                    Company No:

  ENERGY VENTURES INTERNATIONAL INC.                 13064


2. The classes and any maximum number of shares that the Company is authorized to issue

      THE ANNEXED SCHEDULE 1 IS INCORPORATED IN THIS FORM


3.    Restriction if any on share transfers

      THE ANNEXED SCHEDULE 2 IS INCORPORATED IN THIS FORM

4     Number (or minimum and maximum number) of Directors

      There shall be a minimum of 1 and a maximum of 10 directors of the Company.

5.       Restrictions if any on business the Company may carry on

      The company shall not engage in any business other than international business as defined in the International Business Companies, Act, 1991 - 24.

6.    Other provisions if any

      THE ANNEXED SCHEDULE 3 IS INCORPORATED IN THIS FORM

7. Incorporators                                        Date
                                                        January 2, 1997


Names                            Address                  Signature

Christie L. deCaires             Prior Hill, Prior        /s/
                                                          Park, St. James
                                                          Barbados

                              REGISTERED SIGNATURE

                            COMPANIES ACT OF BARBADOS
                      SCHEDULE TO ARTICLES OF INCORPORATION

NAME OF COMPANY:                               COMPANY NO:

ENERGY VENTURES INTERNATIONAL INC.             13064

                                   Schedule 1

The Company is authorized to issue an unlimited number of shares designated as Common Shares. The rights, privileges, restrictions and limitations attached to such shares are set out below:-

1.       COMMON SHARES

(a) Subject to the prior rights of the holders of any other shares as a class:

         (i) the board of directors may declare and cause to be paid dividends to the holders of the Common Shares from any assets at the time properly applicable to the payment of dividends, and

         (ii) the holders of the Common Shares shall, in the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs,
                  be entitled  to  receive   the   remaining   assets  of  the
                  Corporation; and

(b) Each Common Share is equal to every other Common Share and the holders of the Common Shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and shall be entitled to one vote in respect of each Common Share held at such meeting, except at which holders of a particular class of shares other than the Common Shares are entitled to vote separately as a class.

The Company is authorized to issue an unlimited number of shares designated as Preferred Shares, issuable in series. The rights, privileges, restrictions and limitations attached to such shares are set out below:-

PREFERENCE SHARES

(a) "The Preference Shares may from time to time be issued in one or more series and, subject to the following provisions, the board of directors of the Corporation

                      Name                         Address
Signature
                      Christie L. deCaires         Prior Hill, Prior
                      /s/
                                                   Park, St. James

                                COMPANIES ACT OF
                 BARBADOS SCHEDULE TO ARTICLES OF INCORPORATION

NAME OF COMPANY:                              COMPANY NO:
ENERGY VENTURES INTERNATIONAL INC.            13064

                                Schedule 1 cont'd

         may by resolution fix from time to time before such issue the number of shares that is to comprise each series and the designation rights, privileges, restrictions and conditions attaching to each series of Preference Shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion prices and the terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions, but no shares of such series shall be issued until articles of amendment in the prescribed form designating such series of shares have been filed;

(b) The Preference Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purposes of winding up its affairs, rank equally with the Preference Shares of every other series and be entitled to preference over the Common Shares and over any other shares of the Corporation ranking junior to the Preference Shares. The Preference Shares of any series may also be given such other preferences, not inconsistent with these articles, over the Common Shares and any other shares of the Corporation ranking junior to the Preference Shares;

  (c) If any dividends or amounts payable on the return of capital in respect of a series of Preference Shares are not paid in full, all series of Preference Shares shall participate rateably in respect of such dividends and return of capital;

  (d) Subject to any restrictions on the number of shares authorized, the Preference Shares of any series may be made convertible into Common Shares or any other class or series of shares of the Corporation;



                           Name                                    Address
Signature
                  Christie L. deCaires                      Prior Hill, Prior
                  /s/
                                                            Park, St. James

                                    COMPANIES ACT OF BARBADOS
                      SCHEDULE TO ARTICLES OF INCORPORATION
NAME OF COMPANY:                            COMPANY NO:
ENERGY VENTURES INTERNATIONAL INC.          13064
                                Schedule 1 cont'd

(e) Each share of a series of Preference Shares shall carry such voting rights as may be determined and a share of a series of Preference Shares may be entitled to one (1) vote at all meetings of shareholders;

(f) Dividends on shares of each series of Preference Shares may be cumulative;

(g) No holder of shares of any series of Preference Shares shall be entitled, as such, to any pre-emptive right to subscribe for the purchase or to receive any part of any issue of shares of the Corporation, or of bonds, debentures or other securities of the Corporation whether now or hereafter authorized or issued;

  (h) Shares of arty series of Preference Shares may be made redeemable at any time at the option of the Corporation without the consent of the holders thereof on payment for each share to be redeemed of the amount paid up thereon together with all unpaid cumulative dividends, if any, which have previously been declared;

  (i) The Corporation may at any time and from time to time purchase for cancellation all or any part of the shares of any series of Preference Shares outstanding at the lowest price at which, in the opinion of the directors of the Corporation, such shares are obtainable, but not exceeding the amount paid up thereon, together with all unpaid cumulative dividends, if any, which have been previously declared;

  (j) The shares of any series of Preference Shares may carry the right of the holder thereof to call for the redemption of any shares held by the holder;

  (k) Notwithstanding any method of "electing any shares of any shares of Preference Shares to be redeemed by the Corporation which is adopted by the board of directors of the Corporation, the Corporation shall be entitled to call, on any redemption date, for the redemption of all


         Name                   Address                Signature

  Christie L.deCaires     Prior Hill, Prior

                                 Park, St. James

                            COMPANIES ACT OF BARBADOS
                      SCHEDULE TO ARTICLES OF INCORPORATION
NAME OF COMPANY:                               COMPANY NO:
ENERGY VENTURES INTERNATIONAL INC.             13064
                                Schedule 1 cont'd

         of the shares represented by a certificate where the certificate represents less than One Hundred (100) shares of any series of Preference Shares; and

(1) Any amendment to the articles of the Corporation to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the Preference Shares as a class or to create preference shares ranking in priority to or on a parity with the Preference Shares, in addition to the authorization by a special resolution, must be authorized by at least two thirds (2/3) of the holders of each of the series of Preference Shares at a meeting duly called for the purpose.

                                   Schedule 2

  No share in the capital of the Company shall be transferred, allotted or issued without the consent of the board of directors expressed by a resolution passed by not less than a majority of votes at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors.

                                   Schedule 3

  (a) No more than one-tenth of the sums which, on a liquidation of the company would be recoverable by holders of its share or loan capital would be recoverable directly or indirectly by or for the benefit of persons resident in the Caricom region who are holders of its share capital and who do not carry on International business;

  (b) No more than one-tenth of the assets which, on a liquidation thereof, would be available for distribution after the payment of creditors would be available directly or indirectly for distribution to or for the benefit of individuals resident in the Caricom region;

           Name                   Address                 Signature

  Christie L. deCaires     Prior Hill, Prior            /s/
                           Park, St. James

                            COMPANIES ACT OF BARBADOS
                      SCHEDULE TO ARTICLES OF INCORPORATION
NAME OF COMPANY:                                                     COMPANY NO:
ENERGY VENTURES INTERNATIONAL INC.                                   13064

                                Schedule 3 Cont'd
(c)      No more than one-tenth

      (i)  of the interest payable on its loans and loan capital, if any; and

      (ii) of the dividends payable on its preference shares, if any; and

      (iii)of the dividends payable on any ordinary share of the Company, would be paid directly or indirectly to or for the benefit of individuals resident in the Caricom region.


  (d) The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons,, who, having been formerly in the employment of the Corporation, were, while in that employment and have continued after the termination of that employment to be shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder;

(e)      The Corporation may purchase any of its issued Common Shares;

  Any invitation to the public to subscribe for shares or debentures of the Company is prohibited.

  At no time shall the Board of Directors consist of a majority of directors who are resident in Canada.

  Meetings of the shareholders and directors of the Company may be held within or outside of Barbados, providing that no meetings of the directors or shareholders are hold in Canada.

                             Name                                    Address
Signature
                    Christie L. deCaires                      Prior Hill, Prior
                    /s/
                                                              Park, St. James

FORM 4
                            COMPANIES ACT OF BARBADOS

                            (Section 169(l) and (2))
                                NOTICE OF ADDRESS
                                       OR
                           NOTICE OF CHANGE OF ADDRESS
                              OF REGISTERED OFFICE


    1. Name of Company

       ENERGY VENTURES INTERNATIONAL INC.

    2. Company No.     13064

    3. Address of Registered Office

        c/o The Corporate Secretary Limited
        "Whitepark House"
        White Park Road
        Bridgetown, Barbados

4.  Mailing Address
       Same as above

5.  If change of address, give previous address of Registered Office.
       N/A

6.     Date                     Signature                         Title
                                         /s/
       January 2, 1997          Christie L. deCaires              Incorporator

                          REGISTERED CORPORATE AFFAIRS
                        AND INTELLECTUAL PROPERTY OFFICE

                            COMPANIES ACT OF BARBADOS

                               (Sections 66 & 74)
                               NOTICE OF DIRECTORS
                                       OR
                          NOTICE OF CHANGE OF DIRECTORS

1. Name of Company  ENERGY VENTURES INTERNATIONAL INC.

2. Company No.  13064

3. Notice is given that on the _____day of 19________ the following person(s) was/were appointed director(s):

                Name                      Mailing Address

                N/A

4. Notice is given that on the ____day of 19 ________ the following person(s) ceased to hold office as director(s):

                Name                                   Mailing Address

                N/A

5.  The directors of the company as of this date are:  January 2, 1997

      Name                     Mailing Address              Occupation
    JOHN D. BURKE              BURKE'S BEACH, BAY ST.       DIRECTOR
                               ST. MICHAEL
                               BARBADOS

                       ENERGY VENTURES INTERNATIONAL INC.
                      WRITTEN CONSENT OF THE SOLE DIRECTOR
                      IN LIEU OF THE ORGANIZATIONAL MEETING

  The undersigned, being the sole director of Energy Ventures International Inc., (the "Company"), acting pursuant to the Companies Act, Cap. 308, hereby records the following information and adopts the following resolutions by written consent:

                          CERTIFICATE OF INCORPORATION

           The Certificate of Incorporation was issued January 2, 1997.

           RESOLVED: That the Secretary of the Company is hereby authorized and directed to insert a copy of the Certificate of Incorporation in the Company's minute book, and that all matters relating to the incorporation of the Company are hereby approved and ratified.

  BY-LAWS

  Having reviewed the provisions of the proposed By-laws of the Company, the following resolution is hereby adopted:

           RESOLVED:  Pursuant to Section 61 of the Companies  Act,  Cap.  308,
                      the proposed By-Laws be and hereby are adopted as the By-laws of the Company.

  REGISTERED OFFICE

  It is confirmed that the Registered Office of the Company is situate at "Whitepark House", White Park Road, Bridgetown, Barbados.

  FORM OF SEAL

           RESOLVED:  That the form of  corporate  seal,  an  impression  of which appears on Exhibit 'A' attached hereto, be and hereby is adopted as the common seal of the Company.

  FORM OF STOCK CERTIFICATE

           RESOLVED:  That the form of stock  certificate  for the common stock of the Company, a copy of which is annexed hereto as Exhibit `B' is hereby approved for use by the Company.

    FISCAL YEAR END

           RESOLVED:  That  the  fiscal  year  of  the  Company  shall terminate on the last day of December of each year or on such other date as the director may, from time to time by resolution determine.

AUDITORS

         The following resolution relating to the appointment of the Company's first auditors is hereby adopted:

         RESOLVED:  That Robert J. Bourque & Co. are hereby  appointed first auditors of the Company, to hold such position until the first annual general meeting of the Company.

OFFICERS

         The following resolution relating to the appointment of officers is hereby adopted:

         RESOLVED:   That the  below-named  persons be and  hereby are
                     appointed to the offices set forth opposite their respective names:-

                        John D. Burke
                        Janice L. Burke

The Corporate Secretary Limited represented by Mary Ellen M. Bourque and/or Christie L. DeCaires


Managing Director
General Manager
Secretary

BANK ACCOUNT

         The following resolution relating to the Company's opening a bank account with The Royal Bank of Canada be and hereby is adopted:-

         RESOLVED: That the Company be and hereby is authorized to establish a United States Dollar Account with The Royal Bank of Canada, Chelston Park, Collymore Rock, St. Michael and that bank mandates when completed will be annexed hereto and form part of this Written Consent.

ALLOTMENT OF SHARES

         RESOLVED: That the offer received from Energy Ventures Inc. to purchase one hundred (100) shares of the common stock of the Company (no par value) in consideration for US$100.00, be and hereby is in all respects ' accepted and approved and that the Secretary of the Company be and hereby is authorized and directed in the name of and on behalf of the Company, under corporate seal, or otherwise, to issue and deliver a certificate representing ownership of said shares of common stock to Energy Ventures Inc.

        The resolutions adopted by virtue of this Written Consent of the Sole Director shall have the same force and effect as if adopted at a meeting of said Director pursuant to the laws of Barbados.

         This Written Consent of the Director may be executed bearing a facsimile of signature.

         IN WITNESS WHEREOF, the undersigned has executed this Written Consent of the Sole Director to be effective as of the 3rd day of January, 1997.

                                                               /s/
                                                               John D. Burke

                       ENERGY VENTURES INTERNATIONAL INC.

                     WRITTEN CONSENT OF THE SOLE SHAREHOLDER

         The undersigned, being the sole shareholder of Energy Ventures International Inc., (the "Company"), acting pursuant to the Companies Act, Cap. 308, hereby records the following information and adopts the following resolutions by written consent:

                                    BY-LAWS

         RESOLVED: That the resolution adopted by the sole director of the Company on January 3, 1997 adopting and enacting the bylaws of the Company is hereby ratified, approved and sanctioned.

APPOINTMENT OF AUDITORS

         RESOLVED: That the appointment by the sole director of the Company on January 3, 1997 of Robert J. Bourque & Co. as the first auditors of the Company be and is hereby ratified, approved and sanctioned.

APPOINTMENT OF DIRECTOR

         RESOLVED: That the first director of the Company in hereby confirmed as John D. Burks;

         The resolutions adopted by virtue of this Written Consent of the Sole Shareholder shall have the same force and effect as if adopted at a meeting of said Shareholder pursuant to the laws of Barbados.

         This Written Consent of the Shareholder may be executed bearing a facsimile of signature.

         IN WITNESS WHEREOF, the undersigned has executed this Written Consent of the Shareholder to be effective as of the 3rd day of January, 1997.

                                               ENERGY VENTURES INC.

                                                     /s/

                                        By: Douglas Wayne Hartford
                                            President

                     Incorporated under the Laws of Barbados

CERTIFICATE NO. 1                      Shares
                                       100
                                       Common

                       ENERGY VENTURES INTERNATIONAL INC.,

This Certifies that ENERGY VENTURES INC. Is the registered holder of ONE HUNDRED COMMON shares.

Transferable only on the books of the Company by the holder hereof in person or by Attorney upon surrender of this Certificate.

Given under the common Seal of the said Company

this       3RD    day of        JANUARY      1997


/s/                     /s/
Director                The Corporate Secretary Limited
                        Secretary

               [ENERGY VENTURES INTERNATIONAL INC. CORPORATE SEAL]

                                    BARBADOS
                           The Companies Act, Cap. 308

                                 General By-Law
                                       of
                       ENERGY VENTURES INTERNATIONAL INC.

                    Incorporated the 2nd day of January, 1997

                          CARTRUST CORPORATION LIMITED
                                'Whitepark House'
                                 White Park Road
                              Bridgetown, Barbados

                             THE COMPANIES ACT 1982
                                 GENERAL BY-LAW
                       ENERGY VENTURES INTERNATIONAL INC.

                                TABLE OF CONTENTS

Chapter
1.  INTERPRETATION
2.  REGISTERED OFFICE
3.  SEAL
4.  DIRECTORS
5.  BORROWING POWERS OF DIRECTORS
6.  MEETINGS OF DIRECTORS
7.  REMUNERATION OF DIRECTORS
8.  SUBMISSION OF CONTRACTS TO SHAREHOLDERS
9.  FOR THE PROTECTION OF DIRECTORS AND OFFICERS
10. INDEMNITIES TO DIRECTORS AND OFFICERS
ii. OFFICERS
12. SHAREHOLDERS' MEETINGS
13. SHARES
14. TRANSFER OF SHARES AND DEBENTURES
15. DIVIDENDS
16. VOTING IN OTHER COMPANIES
17. INFORMATION AVAILABLE TO SHAREHOLDERS
18. NOTICES
19. CHEQUES, DRAFTS AND NOTES
20. EXECUTION OF INSTRUMENTS
21. SIGNATURES
22. FINANCIAL YEAR

                             THE COMPANIES ACT 1982

                                  BY-LAW NO. 1

         A by-law relating generally to the conduct of the affairs of:

                       ENERGY VENTURES INTERNATIONAL INC.
                       (hereinafter called "the Company")

         BE IT ENACTED as the general by-law of the Company as follows:

1.       INTERPRETATION

1.1 In this by-law and all other by-laws of the Company, unless the context otherwise requires:

      (a)"Act" means the Companies Act 1982 as from time to time amended and every statute substituted therefore and, In the case of such substitution, any references in the bylaws of the Company to provisions of the Act shall be read as references to the substituted provisions therefore in the new statute or statutes;

      (b) "Regulations" means any Regulations made under the Act, and every regulation substituted therefore and, in the case of such substitution, any references in the by-laws of the Company to provisions of the Regulations shall be read as references to the substituted provisions therefore in the new regulations;

      (c) "By-laws" means any by-law of the Company from time to time in force;

      (d) all terms contained in the by-laws and defined in the Act or the Regulations shall have the meanings given to such terms in the Act or the Regulations; and

      (e) the singular includes the plural and the plural includes the singular; the masculine gender includes the feminine and neuter genders; the word "person" includes bodies corporate, companies, partnerships, syndicates, trusts and any association of persons; and the word "individual" means a natural person.

2.       REGISTERED OFFICE

2.1 The registered office of the Company shall be in Barbados at such address as the directors may fix from time to time by resolution.

3.       SEAL

3.1 The common seal of the Company shall be such as the directors may by resolution from time to time adopt. Pursuant to section 25 (2) of the Companies Act, 1982 the common seal of the Company may be used in any country other situated in Barbados, and such common seal must be a facsimile of the common seal of the Company with addition on its face of the name of every country, district or place where it is to be used

4.         DIRECTORS

4.1 Powers: Subject to any unanimous shareholder agreement, the business and affairs of the Company shall be managed by the directors.

4.2 Number: There shall be a minimum of one and a maximum of ten directors of the Company. At no time shall the Board of Directors consist of a majority of Directors who are resident in Canada.

4.3 Election: Directors shall be elected by the shareholders on a show of hands unless a ballot is demanded in which case such election shall be by ballot.

4.4 Tenure: Unless his tenure is sooner determined, a director shall hold office from the date on which he is elected or appointed until the close of the annual meeting of the shareholders next following but he shall be eligible for re-election if qualified.

4.4.1 A director who is also an officer shall continue to be a director until he ceases to be an officer.

4.4.2 A director shall cease to be a director:

         (a) if he becomes bankrupt or compounds with his creditors or is declared insolvent;

         (b) if he is found to be of unsound mind; or

         (c) if by notice in writing to the Company he resigns his office and any such resignation shall be effective at the time it is sent to the Company or at the time specified in the notice, whichever is later.

4.6 The shareholders of the Company may, by ordinary resolution passed at a special meeting of the shareholders, remove any director from office and a vacancy created by the removal of a director may be filled at the meeting of shareholders at which the director is removed.

4.6 Committee of Directors: The directors may appoint from among their number a committee of directors and subject to Section 80 (2) of the Act may delegate to such committee any of the powers of the directors.

5. BORROWING POWERS OF DIRECTORS

5.1 The directors may from time to time:

         (a) borrow money upon the credit of the Company;

         (b) issue, reissue, sell or pledge debentures of the Company;

         (c) subject to section 53 of the Act give a guarantee on behalf of the Company to secure performance of an obligation of any person; and

         (d) mortgage, charge, pledge or otherwise create a security interest in all or any property of the Company, owned or subsequently acquired, to secure any obligation of the Company.

5.2 The directors may from time to time by resolution delegate to any officer of the Company all or any of the powers conferred on the directors by paragraph 5.1 hereof to the full extent thereof or such lesser extent as the directors may in any such resolution provide.

5.3 The powers conferred by paragraph 5.1 hereof shall be in supplement of and not in substitution for any powers to borrow money for the purposes of the Company possessed by its directors or officers independently of a borrowing by-law.

6.    MEETING OF DIRECTORS

6.1 Place of Meeting: Meetings of the directors and of any committee of the directors may be held within or outside Barbados, providing that no meetings of the directors are held in Canada.

6.2 Notice: A meeting of the directors may be convened at any time by any director or the Secretary, when directed or authorised by any director. Subject to subsection 76(l) of the Act the notice of any such meeting need not specify the purpose of or the business to be transacted at the meeting. Notice of any such meeting shall be served in the manner specified in paragraph 18.1 hereof not less than fifteen days (exclusive of the date of the meeting) before the meeting is to take place. A director may in any manner waive notice of a meeting of the directors and attendance of a director at a meeting of the directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

6.2.1 It shall not be necessary to give notice of a meeting of the directors to a newly elected or appointed director for a meeting held immediately following the election of directors by the shareholders or the appointment to fill a vacancy among the directors.

6.3 Quorum: A majority of the Directors shall form a quorum for the transaction of business provided that the quorum does not consist of a majority of Directors who are resident in Canada. Notwithstanding any vacancy among the Directors, a quorum may exercise all the powers of the directors. No business shall be transacted at a meeting of directors unless a quorum is present.

6.3.1 A director may, if all the directors consent, participate in a meeting of directors or of any committee of the directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other and a director participating in such a meeting by such means is deemed to be present at that meeting.

6.4 Voting: Questions arising at any meeting of the directors shall be decided by a majority of votes.

6.5 Resolution in lieu of meeting: Notwithstanding any of the foregoing provisions of this by-law a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors or any committee of the directors is as valid as if it had been passed at a meeting of the directors or any committee of the directors.

7.  REMUNERATION  OF DIRECTORS

7.1 The remuneration to be paid to the directors shall be such as the directors may from time to time determine and such remuneration may be in addition to the salary paid to any officer or employee of the Company who is also a director. The directors may also award special remuneration to any director undertaking any special services on the Company's behalf other than the routine work ordinarily required of a director and the confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them In connection with the affairs of the Company.

8. SUBMISSION OF CONTRACTS, OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

8.1 The directors in their discretion may submit any contract, act or transaction for approval or ratification at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and, subject to the provisions of section 89 of the Act, any such contract, act or transaction that is approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement Is imposed by the Act or by the Company's articles or any other by-law) shall be as valid and as binding upon the Company and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Company.

9. FOR THE PROTECTION OF DIRECTORS AND OFFICERS

9.1 No director or officer of the Company shall be liable to the Company for:

         (a) the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity;

         (b) any loss, damage or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company or for or on behalf of the Company;

         (c) the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be placed out or invested;

         (d) any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, including any person with whom any moneys, securities or effects shall be lodged or deposited;

         (e) any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Company;

         (f) any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto;

unless the same happens by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Company and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

9.2 Nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or regulations made thereunder or relieve him from liability for a breach thereof.

9.2.1 The directors for the time being of the Company shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Company, except such as are submitted to and authorised or approved by the directors.

9.2.2. If any director or officer of the Company is employed by or performs services for the Company otherwise than as a director or officer or is a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Company, the fact of his being a shareholder, director or officer of theCompany shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

10. INDEMNITIES TO DIRECTORS AND OFFICERS

10.1 Subject to section 97 of the Act, except in respect of an action by or on behalf of the Company to obtain a judgment in its favour, the Company shall indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his personal representative, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such company, if:

         (a) he acted honestly and in good faith with a view to the best interests of the Company; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

11. OFFICERS

11.1 Appointment: The directors shall as often as may be required appoint a Secretary and, if deemed advisable, may as often as may be required appoint any or all of the following officers: a Chairman, a Deputy Chairman, a Managing Director, a President, one or more Vice-Presidents, a Treasurer, one or more Assistant Secretaries or one or more Assistant Treasurers, and Chief Operating Officer. A director may be appointed to any office of the Company but none of the officers except the Chairman, the Deputy Chairman, the Managing Director need be a director. Two or more of the aforesaid offices may be held by the same person. In case and whenever the same person holds the offices of Secretary and Treasurer he may but need not be known as the Secretary-Treasurer. The directors may from time to time appoint such other officers and agents as they deem necessary who shall have such authority and shall perform such duties as may from time totime be prescribed by the directors.

11.2 Remuneration: The remuneration of all officers appointed by the directors shall be determined from time to time by resolution of the directors. The fact that any officer or employee is a director or a shareholder of the Company shall not disqualify him from receiving such remuneration as may be determined.

11.3 Powers and Duties: All officers shall sign such contracts, documents or instruments In writing as require their respective signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to time be assigned to them by the directors.

11.4 Delegation: In case of the absence or inability to act of any officer of the Company or for any other reason that the directors may deem sufficient the directors may delegate all or any of the powers of such officer to any other officer or to any director.

11.5 Chairman: A Chairman shall, when present, preside at all meetings of the directors, and any committee of the directors or the shareholders.

11.6 Deputy Chairman: If the Chairman is absent or is unable or refuses to act, the Deputy Chairman (if any) shall, when present, preside at all meetings of the directors, and any committee of the directors, or the shareholders.

11.7 A president shall be the Chief Executive Officer and/or Managing Director and shall exercise such powers and have such authority as may be delegated to him by the directors in accordance with the provisions of section 80 of the Act. He shall be vested with and may exercise all the powers and shall perform all the duties of a Chairman and Deputy Chairman if none be appointed or if the Chairman and the Deputy Chairman are absent or are unable or refuse to act.

11.8 Vice-President: A Vice-President or, if more than one, the Vice-Presidents, in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President.

11.9 Secretary: The Secretary shall give or cause to be given notices for all meetings of the directors, any committee of the directors and the shareholders when directed to do so and shall have charge of the minute books and seal of the Company and, subject to the provisions of paragraph 14.1 hereof, of the records (other than accounting records) referred to in section 170 of the Act.

11.10 Treasurer: Subject to the provisions of any resolution of the directors, a Treasurer shall have the care and custody of all the funds and securities of the Company and shall deposit the same in the name of the Company in such bank or banks or with such other depositary or depositories as the directors may direct. He shall keep or cause to be kept the accounting records referred to in section 172 of the Act. He may be required to give such bond for the faithful performance of his duties as the directors In their uncontrolled discretion may require but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Company to receive any indemnity thereby provided.

11.11 Assistant Secretary and Assistant Treasurer: The Assistant Secretary or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasures in order of seniority, shall respectively perform all the duties of the Secretary and the Treasurer, respectively, in the absence or inability or refusal to act of the Secretary or the Treasurer, as the case may be.

11.12 General Manager or Manager: The directors may from time to time appoint one or more General Managers or Managers and may delegate to him or them full power to manage and direct the business and affairs of the Company (except such matters and duties as by law must be transacted or performed by the directors or by the shareholders) and to employ and discharge agents and employees of the Company or may delegate to him or them any lesser authority. A General Manager or Manager shall conform to all lawful orders given to him by the directors of the Company and shall at all reasonable times give to the director or any of them all information they may require regarding the affairs of the Company. Any agent or employee appointed by the General Manager or Manager may be discharged by the directors.

11.13 Vacancies: If the office of any officer of the Company becomes vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the Secretary, and may, in the case of any other office, appoint a person to fill such vacancy.

12. SHAREHOLDERS' MEETINGS

12.1 Annual Meeting: Subject to the provisions of section 105 of the Act, the annual meeting of the shareholder shall be held on such day in each year and at such time as the directors may by resolution determine at any place within or outside of Barbados, provided that the Annual Meeting is not held in Canada.

12.2 Special Meetings: A Special meeting of the shareholder may be convened by order of the Chairman, the Deputy Chairman, the Managing Director, the President, a Vice-President or by the directors at any date and time and at any place within Barbados or if all the shareholders entitled to vote at such meeting so agree, outside Barbados, except in Canada.

12.2.1 The directors shall, on the requisition of the holders of not less than five percent of the issued shares of the Company that carry a right to vote at the meeting requisitioned, forthwith convene a meeting of shareholders, and in the case of such requisition the following provisions shall have effect:-

                    (1) The requisition must state the purposes of the meeting and must be signed by the requisitionists and deposited at the Registered office, and may consist of several documents in like form each signed by one or more of the requisitionists.

                    (2) If the directors do not, within twenty-one days from the date of the requisition being so deposited, proceed to convene a meeting, the requisitionists or any one of them may themselves convene the meeting, but any meeting so convened shall not be held after three months from the date of such deposit.

                    (3) Unless subsection (3) of section 129 of the Act applies, the directors shall be deemed notto have duly convened the meeting if they do not give such notice as is required by the Act within fourteen days from the deposit of the requisition.

                    (4) Any meeting convened under this paragraph by the requisitionists shall be called as nearly as possible in the manner in which meetings are to be called pursuant to the by-laws and Divisions E and F of Part 1 of the Act.

                    (5) A requisition by joint holders of shares must be signed by all such holders.

12.3 Notice: A printed, written or typewritten notice stating the day, hour and place of meeting shall be given by serving such notice on each shareholder entitled to vote at such meeting, on each director and on the auditor of the Company in the manner specified in paragraph 18.1 hereof, no less than twenty-one days or more than fifty days (in each case exclusive of the day for which the notice is delivered or sent and of the day for which notice is given) before the date of the meeting. Notice of a meeting at which special business is to be transacted shall state (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and (b) the text of any special resolution to be submitted to the meeting.

12.4 Waiver of Notice: A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

12.5 Omission of Notice: The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting or the non-receipt of any notice y any shareholder, director or the auditor of the Company shall not invalidate any resolution passed or any proceedings taken at any meeting of the shareholders.

12.6 Votes: Every question submitted to any meeting of shareholders shall be decided in the first instance by a show of hands unless a person entitled to vote at the meeting has demanded a ballot and, if the Articles so provide, in the case of an equality of votes the Chairman of the meeting shall on a ballot have a casting vote in addition to any votes to which he may be otherwise entitled.

12.6.1 At every meeting at which he is entitled to vote, every shareholder, proxy holder or individual authorised to represent a shareholder who is present in person shall have one vote on a show of hands. Upon a ballot at which he is entitled to vote, every shareholder, proxy holder or individual authorised to represent a shareholder shall, subject to the articles, have one vote for every share held by the shareholder.

12.6.2 At any meeting unless a ballot is demanded, a declaration by the Chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

12.6.3 When the Chairman, the Deputy Chairman, the President and the Vice-President are absent, the persons who are present and entitled to vote shall choose another director as chairman of the meeting; but if no director is present or all the directors present decline to take the chair, the persons who are present and entitled to vote shall choose one of their number to be chairman.

12.6.4 A ballot, either before or after any vote by a show of hands, may be demanded by any person entitled to vote at the meeting. If at any meeting a ballot is demanded on the election of a Chairman or on the question of adjournment it shall be taken forthwith without adjournment. If at any meeting a ballot is demanded on any other question or as to the election of directors, the vote shall be taken by ballot in such manner and either at once, later in the meeting or after adjournment as the Chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

12.6.5 If two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may, in the absence of the other, vote the shares; but if two or more of those persons who are present, in person or by proxy vote, they must vote as one on the shares jointly held by them.

12.7 Proxies: Votes at meetings of shareholders may be given either personally or by proxy or, in the case of a shareholder who is a body corporate or association, by an individual authorised by a resolution of the directors or governing body of that body corporate or association to represent it at meetings of shareholders of the Company.

12.7.1 A proxy shall be executed by the shareholder or his attorney authorised in writing and is valid only at the meeting in respect of which it is given or any adjournment thereof.

12.7.2 A person appointed by proxy need not be a shareholder.

2.7.3 Subject to the provisions of Part V of the Regulations, a proxy may be in the following form:

                                                     The undersigned shareholder
                                                     of  hereby  appoints  of or
                                                     failing   him   of  as  the
                                                     nominee of the  undersigned
                                                     to  attend  and act for the
                                                     undersigned  and on  behalf
                                                     of the  undersigned  at the
                                                     meeting of the shareholders
                                                     of the said  Company  to be
                                                     held  on the  day of 19 and
                                                     at   any   adjournment   or
                                                     adjournments thereof in the
                                                     same  manner,  to the  same
                                                     extent  and  with  the same
                                                     powers     as    if     the
                                                     undersigned were present at
                                                     the  said  meeting  or such
                                                     adjournment or adjournments
                                                     thereof.

                                                    DATED this    day of    19


                                                    Signature of shareholder

12.8 Adjournment: The Chairman of any meeting may with the consent of the meeting adjourn the same from time to time to a fixed time and place and no notice of such adjournment need be given to the shareholders unless the meeting is adjourned by one or more adjournments for an aggregate of thirty days or more in which case notice of the adjourned meeting shall be given as for an original meeting. Any business that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same may be brought before or dealt with at any adjourned meeting for which no notice is required.

12.9 Quorum: Subject to the Act, and except in the case of a Company having only one shareholder a quorum for the transaction of business at any meeting of the shareholders shall be two persons present in person, each being either a shareholder entitled to vote thereat, or a duly appointed proxy holder or representative of a shareholder so entitled. If a quorum is present at the opening of any meeting of the shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding a quorum is not present throughout the meeting. If a quorum is not present within 30 minutes of the time fixed for a meeting of shareholders, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business.

12.10 Resolution in lieu of meeting: Notwithstanding any of the foregoing provisions of this by-law a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to section 128 of the Act, as valid as if it had been passed at a meeting of the shareholders.

13. SHARES

13.1 Allotment and Issuance: Subject to the Act, the articles and any unanimous shareholder agreement, shares in the capital of the Company may be allotted and issued by resolution of the directors at such times and on such terms and conditions and to such persons or class of persons as the directors determine.

13.2 Certificates: Share certificates and the form of share transfer shall (subject to section 181 of the Act) be In such form as the directors may by resolution approve and such certificates shall be signed by a Chairman or a Deputy Chairman or a Managing Director or a President or a Vice- President and the Secretary or an Assistant Secretary holding office at the time of signing.

13.2.1 The directors or any agent designated by the directors may in their or his discretion direct the issuance of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken, on payment of such reasonable fee and on such terms as to indemnity, reimbursement or expenses and evidence of loss and of title as the directors may from time to time prescribe, whether generally or in any particular case.

14. TRANSFER OF SHARES AND DEBENTURES

14.1 Transfer: The shares or debentures of a company may be transferred by a written instrument of transfer signed by the transferor and naming the transferee.

14.2 No share in the capital of the company shall be transferred without the approval of the directors of the company or of a committee of such directors evidenced by resolution and the directors may, in their absolute discretion, and without assigning any reason therefore decline the register of any share. Individuals resident in Barbados cannot hold a beneficial interest in more than ten percent of the share or loan capital of the company and must otherwise comply with the provisions as set out in the International Business Companies (Exemption from Certain Taxes) Act 1965, (as amended by the Acts of 1977 and
1979).

14.3 Registers: Registers of shares and debentures issued by the Company shall be kept at the registered office of the Company or at such other place in Barbados as may from time to time be designated by resolution of the directors.

14.4 Surrender of Certificates: Subject to section 179 of the Act, no transfer of shares or debentures shall be registered unless or until the certificate representing the shares or debentures to be transferred has been surrendered for cancellation.

14.5 Shareholder indebted to the Company: If so provided in the articles, the Company has a lien on a share registered in the name of a shareholder or his personal representative for a debt of that shareholder to the Company. By way of enforcement of such lien the directors may refuse to permit the registration of a transfer of such share.

15. DIVIDENDS

15.1 The directors may from time to time by resolution declare and the Company may pay dividends on the issued and outstanding shares in the capital of the Company subject to the provisions (if any) of the articles and sections 51 and 52 of the Act.

15.1.1 In case several persons are registered as the joint holders of any shares, any one of such persons may give effectual receipts for all dividends and payments on account of dividends.

16. VOTING IN OTHER COMPANIES

16.1 All shares or debentures carrying voting rights in any other body corporate that are held from time to time by the Company may be voted at any and all meetings of shareholders, debenture holders (as the case may be) of such other body corporate and in such manner and by such person or persons as the directors of the Company shall from time to time determine. The officers of the Company may for and on behalf of the Company from time to time:-

         (a) execute and deliver proxies; and

         (b) arrange for the issuance of voting certificates or other evidence of the right to vote; in such names as they may determine without the necessity of a resolution or other action by the directors.

17. INFORMATION AVAILABLE TO SHAREHOLDERS

17.1 Except as provided by the Act, no shareholder shall be entitled to any information respecting any details or conduct of the Company's business which in the opinion of the directors it would be inexpedient in the interests of the Company to communicate to the public.

17.2 The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Company or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Company except as conferred by statute or authorised by the directors or by a resolution of the shareholders.

18. NOTICES

18.1 Method of giving Notice: Any notice or other document required by the Act, the Regulations, the articles or the by-laws to be sent to any shareholder, debenture holder, director or auditor may be delivered personally or sent by prepaid mail or cable or telex or telefax to any such person at his latest address as shown in the records of the Company or its transfer agent and to any such director at his latest address as shown in the records of the Company or in the latest notice filed under section 66 to 74 of the Act, and to the auditor at his business address.

18.2 Waiver of Notice: Notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto.

18.3 Undelivered Notices: If a notice or document is sent to a shareholder or debenture holder by prepaid mail in accordance with this paragraph and the notice or document is returned on three consecutive occasions because the shareholder or debenture holder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder or debenture holder until he informs the Company in writing of his new address.

18.4 Shares and debentures registered in more than one name: All notices or other documents with respect to any shares or debentures registered in more than one name shall be given to whichever of such persons is named first in the records of the Company and any notice or other document so given shall be sufficient notice or delivery to all the holders of such shares or debentures.

18.5 Persons becoming entitled by operation of law: Subject to section 184 of the Act, every person who by operation of law, transfer or by any other means whatsoever becomes entitled to any share is bound by every notice or other document in respect of such share that, previous to his name and address being entered in the records of the Company, is duly given to the person from whom he derives his title to such share.

18.6 Deceased Shareholders: Subject to Section 184 of the Act, any notice or other document delivered or sent by prepaid mail, cable or telex or left at the address of any shareholder as the same appears in the records of the Company shall, notwithstanding that such shareholder is deceased, and whether or not the Company has notice of his death, be deemed to have been duly served in respect of the shares held by him (whether held solely or with any other person) until some other person is entered in his stead in the records of the Company as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his personal representatives and on all persons, if any, interested with him in such shares.

18.7 Signature to Notices: The signature of any director or officer of the Company to any notice or document to be given by the Company may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed or telefaxed.

18.8 Computation of Time: Where a notice extending over a number of days or other period is required under provisions of the articles or the by-laws the day of sending the notice shall, unless it is otherwise provided, be counted in such number of days or other period.

18.9 Proof of Service: Where a notice required under paragraph 18.1 hereof is delivered personally to the person to the person to whom it is addressed or delivered to his address as mentioned in paragraph 18.1 hereof, service shall be deemed to be at the time of delivery of such notice.

18.10 Where such notice is sent by post, service of the notice shall be deemed to be effected forty-eight hours after posting if the notice was properly addressed and posted by prepaid mail.

18.10.1 Where the notice is sent by cable or telex or telefax service, It is deemed to be effected on the date on which the notice is so sent.

18.10.2A certificate of an officer of the Company in office at the time of the making of the certificate or of any transfer agent of shares of any class of the Company as to facts in relation to the delivery or sending of any notice shall be conclusive evidence of those facts.

19. CHEQUES, DRAFTS AND NOTES

19.1 All cheques, drafts or orders for the payment of money and all notes and acceptances and bills ofexchange shall be signed by such officers or persons and in such manner as the directors may from time to time designate by resolution.

20. EXECUTION OF INSTRUMENTS

20.1 Contracts, documents or instruments in writing requiring the signature of the Company may be signed by:

         (a) a Chairman, a Deputy Chairman, a President or a Vice-President together with the Secretary or the Treasurer;

                    or

         (b) any one director
and all contracts, documents and instruments in writing so signed shall be binding upon the Company without any further authorisation or formality. The directors shall have power from time to time by resolution to appoint any officers or persons on behalf of the Company either to sign certificates for shares in the Company and contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

20.1.1 The common seal of the Company may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officers or persons specified in paragraph 20.1 hereof.

20.1.2 Subject to section 134 of the Act:

         (a) a Chairman, a Deputy Chairman, a President or a Vice-President together with the Secretary or the Treasurer;

                    or

         (b) any one director

shall have authority to sign and execute (under seal of the Company or otherwise) all instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

21. SIGNATURES

21.1 The signature of a Chairman, a Deputy Chairman, a President, a Vice _ President, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer or any directors of the Company or of any officer or person, appointed pursuant to paragraph 20 hereof by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any certificate for shares in the Company or contract, document or instrument in writing, bond, debenture or other security of the Company executed or issued by or on behalf of the Company. Any document or instrument in writing on which the signature of any such officer or person is so reproduced shall be deemed to have been manually signed by such officer or person whose signature is so reproduced and shall be as valid to all intents and purposes as if such document or instrument in writing had been signed manually and notwithstanding that the officer or person whose signature is so reproduced has ceased to hold office at the date on which such document or instrument in writing is delivered or issued.

22. FINANCIAL YEAR

22.1 The directors may from time to time by resolution establish the financial year of the Company.

DATED this 3rd day of January 1997
                                                The Corporate Secretary Limited

                                                  /s/               /s/
                                                Director          Secretary

               [ENERGY VENTURES INTERNATIONAL INC. Corporate Seal]